                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        St. Francis Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                     [ST. FRANCIS CAPITAL CORPORATION LOGO]
                          13400 BISHOPS LANE, SUITE 350
                        BROOKFIELD, WISCONSIN 53005-6203
                                 (262) 787-8700


                                                               December 20, 2001




Dear Shareholder:

         You are cordially invited to attend our 2002 annual meeting of shareholders, which will be held on Wednesday, January 23, 2002, at 10:00 a.m., local time, at the Sheraton Milwaukee Brookfield Hotel, 375 South Moorland Road, Brookfield, Wisconsin 53005.

         The attached notice of annual meeting of shareholders and proxy statement describe the formal business we anticipate will be conducted at the annual meeting. This proxy statement is part of our 2001 annual report, which includes our Form 10-K annual report for the fiscal year ended September 30, 2001. Our directors and officers, as well as representatives of KPMG LLP, our independent auditors, will be present at the annual meeting to respond to any questions that you may have.

         The vote of every shareholder is important to us. Please vote by phone or over the Internet (if your shares are held in an account at a brokerage firm or bank participating in the ADP Investor Communication Services program), or sign and return the enclosed appointment of proxy form promptly in the postage-paid envelope provided, regardless of whether you are able to attend the annual meeting in person. If you attend the annual meeting, you may vote in person even if you have already submitted your proxy electronically or by mail.

         On behalf of our board of directors and all of our employees, I wish to thank you for your continued support.

                                        Sincerely yours,

                                        /s/ THOMAS R. PERZ

                                        Thomas R. Perz
                                        President and Chief Executive Officer

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

                     [ST. FRANCIS CAPITAL CORPORATION LOGO]
                          13400 BISHOPS LANE, SUITE 350
                        BROOKFIELD, WISCONSIN 53005-6203
                                 (262) 787-8700

                                   ----------

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 23, 2002

                                   ----------

TO THE HOLDERS OF COMMON STOCK OF ST. FRANCIS CAPITAL CORPORATION:

         NOTICE IS HEREBY GIVEN that the 2002 annual meeting of shareholders of St. Francis Capital Corporation will be held on Wednesday, January 23, 2002, at 10:00 a.m., local time, at the Sheraton Milwaukee Brookfield Hotel, 375 South Moorland Road, Brookfield, Wisconsin 53005. At the annual meeting, the following matters will be considered and voted upon, all of which are described more completely in the accompanying proxy statement:

         1. Election of three directors, each for three-year terms and in each case until a successor is elected and qualified;

         2. Ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending September 30, 2002; and

         3. Such other matters as may properly arise before the annual meeting or any adjournments or postponements thereof. Our board of directors is not currently aware of any other such business.

         The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof has been set by the board of directors to be November 30, 2001. Only shareholders of record as of the close of business on that date will be entitled to vote at the annual meeting or any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned or postponed in order to permit further solicitation of proxies by us.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ WILLIAM R. HOTZ

Milwaukee, Wisconsin                    William R. Hotz
December 20, 2001                       Secretary and General Counsel

================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM PROMPTLY IN THE ENVELOPE PROVIDED. AS AN ALTERNATIVE TO USING THE ENCLOSED PAPER PROXY TO VOTE, YOU MAY VOTE BY TELEPHONE OR OVER THE INTERNET IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR A BANK THAT PARTICIPATES IN THE ADP INVESTOR COMMUNICATION SERVICES PROGRAM. PLEASE SEE "ELECTRONIC VOTING ALTERNATIVES" IN THE PROXY STATEMENT FOR ADDITIONAL DETAILS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY REVOKE ANY PROXY GIVEN PRIOR TO THE EXERCISE THEREOF.
================================================================================

                                   ----------



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                                   LEFT BLANK



                                   ----------

                     [ST. FRANCIS CAPITAL CORPORATION LOGO]
                          13400 BISHOPS LANE, SUITE 350
                        BROOKFIELD, WISCONSIN 53005-6203
                                 (262) 787-8700

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                       2002 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 23, 2002

                                   ----------

         We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies to be used at the 2002 annual meeting of shareholders scheduled for Wednesday, January 23, 2002, at 10:00 a.m., local time, at the Sheraton Milwaukee Brookfield Hotel, 375 South Moorland Road, Brookfield, Wisconsin 53005, and at any adjournments or postponements thereof.

         Our 2001 annual report includes this proxy statement and our Form 10-K annual report, including our consolidated financial statements for the fiscal year ended September 30, 2001 (which we sometimes refer to as "fiscal 2001"). The 2001 annual report and this proxy statement and appointment form of proxy are being mailed to you on or about December 20, 2001. Generally, when we use terms "we," "us," "our" or "ours," we mean St. Francis Capital Corporation (the "Company") and its wholly owned subsidiary, St. Francis Bank, F.S.B. (the "Bank"). If there is, in our opinion, an important distinction between the two entities, we will refer to the "Company" or the "Bank," as appropriate.

RECORD DATE AND OUTSTANDING SHARES

         Only our shareholders of record at the close of business on November 30, 2001 will be entitled to vote at the annual meeting. On that date, there were 9,175,744 shares of common stock outstanding and we had no other class of securities outstanding. When we use the terms "you," "your" or "yours," we mean our shareholders of record on November 30, 2001.

QUORUM

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.

ABSTENTIONS AND BROKER NON-VOTES

         Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast. For all other matters to be voted upon at the annual meeting, abstentions will be included in the number of shares voting on a matter, and consequently, an abstention will have the same practical effect as a vote against such matter.

         Proxies relating to "street name" shares (i.e., shares held of record by brokers or other third-party nominees) that are voted by brokers or other third-party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. "Broker non-votes" (i.e., proxies submitted by brokers or third-party nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or third-party nominees do not have discretionary power to vote under the rules of the New York Stock Exchange) will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters.

         All matters to be considered at the annual meeting are considered "discretionary" proposals for which brokers and third-party nominees may vote proxies notwithstanding the fact that they have not received voting instructions from the beneficial owners of shares. Consequently, shares held by brokers or third-party nominees will be counted if and as voted by such brokers and third-party nominees.

VOTING

         As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to vote the shares held in excess of the 10% limit, but shares held in excess of the 10% limit will not be counted for determining quorum. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. Our Articles of Incorporation authorize our board of directors to make all determinations necessary to implement and apply the 10% limit. The provisions of our Articles of Incorporation relating to the 10% limit do not apply to an acquisition of more than 10% of the shares of common stock if such acquisition has been approved by a majority of disinterested directors; provided such approval will be effective only if obtained at a meeting where a quorum of disinterested directors was present.

         MATTER 1 (ELECTION OF DIRECTORS)

         The proxy being provided by our board of directors enables you to vote for the election of the nominees proposed by the board or to withhold authority to vote for the nominees being proposed. Article VI of our Articles of Incorporation provides that there will be no cumulative voting by shareholders for the election of the directors. Under the Wisconsin Business Corporation Law, directors are elected by a plurality of the votes cast with a quorum present, meaning that the three nominees receiving the most votes will be elected directors.

         MATTER 2 (APPOINTMENT OF KPMG LLP).

         The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting is necessary to ratify the appointment of KPMG LLP as our independent auditors for fiscal 2002.

SOLICITATION AND REVOCATION

         You are requested to vote electronically (if your shares are held in an account at a brokerage firm or bank participating in the ADP Investor Communication Services program) (see "Electronic Voting Alternatives") or by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Your proxy will be voted according to your instructions. If you do not provide instructions, a properly executed proxy will be voted:

         o FOR the election of the nominees for director named in this proxy statement; and

         o FOR the ratification of the appointment of KPMG LLP as our independent auditors for fiscal 2002.

Submitting your proxy via mail or electronically will not prevent you from voting in person at the annual meeting should you be present and wish to do so.

         You have the power to revoke your proxy any time before it is exercised by (i) filing with our Secretary written notice thereof (William R. Hotz, Secretary, St. Francis Capital Corporation, 13400 Bishops Lane, Suite 350, Brookfield, Wisconsin 53005-6203); (ii) submitting a duly-executed proxy bearing a later date or overriding a previously submitted electronic proxy by submitting a subsequent electronic proxy; or (iii) appearing at the annual meeting and giving our Secretary notice of your intention to vote in person. If your shares are not registered in your own name, you will need additional documentation from the record holder of your shares to vote personally at the annual meeting. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment or postponement thereof and will not be used for any other meeting.

         We will bear the cost of solicitation of proxies on behalf of our board of directors. We have retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. D.F. King & Co., Inc. will be paid a fee of $4,500, plus reimbursement for out-of-pocket expenses. Proxies may also be solicited by personal interview or by telephone, in addition to the use of the mails by our directors, officers and regular employees, without additional compensation therefor. We have also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of common stock held of record by the beneficial owners of such shares. We will reimburse such brokerage firms, banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses.

         Proxies solicited hereby will be returned to our board of directors, and will be tabulated by inspectors of election designated by the board who will not be our or our affiliates' employees or directors.

ELECTRONIC VOTING ALTERNATIVES

         If your shares are held in an account at a brokerage firm or a bank that participates in the ADP Investor Communication Services program, you are now able to vote your shares by telephone or over the Internet. Submitting your vote electronically will not affect your right to vote in person if you decide to attend the annual meeting.

         Numerous brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers electronic voting alternatives. If your shares are held in an account at a brokerage firm participating in the ADP program, you may vote your shares telephonically by calling the telephone number referenced on your voting form or over the Internet by going to the website referenced on your voting form. Votes electronically submitted through the ADP program must be received by the time indicated on the materials enclosed regarding electronic voting through the ADP program.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of shares of common stock as of November 30, 2001 (except as noted otherwise below) by (i) each shareholder known to us to beneficially own more than 5% of the shares of common stock outstanding, as disclosed in certain reports regarding such ownership filed with us and with the Securities and Exchange Commission (commonly referred to as the "SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, (ii) each of our directors and director nominees, (iii) each of our executive officers appearing in the summary compensation table further below, and (iv) all directors and executive officers as a group.

                                                            NUMBER OF SHARES
         NAME                                             BENEFICIALLY OWNED (1)                 PERCENT OF CLASS
         ----                                             ----------------------                 ----------------

St. Francis Bank, F.S.B.
  Employee Stock Ownership Trust (2)..........................     855,356                               9.3%
Dimensional Fund Advisors Inc. (3)............................     583,100                               6.4
Thomas R. Perz (4)(5)(6)......................................     524,746                               5.6
David J. Drury (4)(5).........................................      69,566                                *
Gerald A. Kiefer (4)(5).......................................      12,066                                *
Edward W. Mentzer (4)(5)......................................     114,754                               1.2
Jeffrey A. Reigle (4)(5)......................................      45,116                                *
Julia H. Taylor (4)(5)........................................      49,582                                *
Edmund O. Templeton (4)(5)....................................     157,050                               1.7
Bradley J. Smith (4)(5)(6)....................................      80,601                                *
James C. Hazzard (4)(5)(6)....................................      91,574                               1.0
James S. Eckel (4)(5)(6)......................................     127,011                               1.4
Jon D. Sorenson (4)(5)(6).....................................     147,590                               1.6
All directors and executive officers
  as a group (29 persons) (4)(5)(6)...........................   2,256,575                              22.1%

----------

 * Amount represents less than 1% of the total shares of common stock outstanding.

(1) Unless otherwise indicated, includes shares of common stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and/or investment power. Fractional shares of common stock held by certain executive officers under the St. Francis Bank, F.S.B. Employee Stock Ownership Plan (which we refer to as the "ESOP") have been rounded to the nearest whole share.

(2) Marshall & Ilsley Trust Company is the trustee for the ESOP. Its address is 1000 North Water Street, Milwaukee, Wisconsin 53202.

(3) Based on a Schedule 13G filed with the SEC on December 31, 2000 pursuant to the Securities Exchange Act of 1934, as amended, by Dimensional Fund Advisors Inc. reporting the beneficial ownership of common stock where it has sole voting and dispositive power. The principal business office of Dimensional is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional disclaims beneficial ownership of the common stock, because the stock is held by investment companies, commingled group trusts and separate accounts for which Dimensional acts as the investment advisor and/or investment manager.

(4) Includes shares of common stock that the named individuals have the right to acquire within 60 days of the voting record date pursuant to the exercise of stock options as follows: Mr. Perz - 139,460 shares; Mr. Drury - 68,516 shares; Mr. Kiefer - 10,666 shares; Mr. Mentzer - 58,634 shares; Mr. Reigle - 42,516 shares; Ms. Taylor - 49,182 shares; Mr. Templeton - 82,160 shares; Mr. Hazzard - 72,136 shares; Mr. Smith - 67,468 shares; Mr. Eckel - 79,054 shares; and Mr. Sorenson - 60,800 shares.

(5) Does not include options for shares of common stock that do not vest within 60 days of the voting record date that have been awarded to executive officers and directors under the St. Francis Capital Corporation 1993 Incentive Stock Option Plan (which we refer to as the "1993 Option Plan") and the St. Francis Capital Corporation 1997 Stock Option Plan (which we refer to as the "1997 Option Plan").

(6) Includes shares of common stock allocated to certain executive officers under the ESOP, for which such individuals possess shared voting power, of which approximately 74,785 have been allocated to the accounts of the named executive officers in the summary compensation table as follows: Mr. Perz - 20,966; Mr. Smith - 8,583; Mr. Hazzard - 13,938; Mr. Eckel - 16,120 and Mr. Sorenson - 15,718.

                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING
                                    MATTER 1.
                              ELECTION OF DIRECTORS

         Pursuant to our Articles of Incorporation, at the first annual meeting of shareholders held on January 26, 1994, our directors were divided into three classes as equal in number as possible. Directors of the first class were elected to hold office for a term expiring at the first succeeding annual meeting, directors of the second class were elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class were elected to hold office for a term expiring at the third succeeding annual meeting, and in each case until their successors are elected and qualified. At each subsequent annual meeting of shareholders, one class of directors, or approximately one-third of the total number of directors, is elected for a term of three years. There are no family relationships among any of our directors and/or executive officers. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between us and any person.

         Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. If the persons named as nominees are unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee recommended by our board of directors. At this time, the board knows of no reason why the nominees listed below may not be able to serve as a director if elected. The following tables present information concerning the nominees for director and continuing directors.

                                                  POSITION WITH US                 DIRECTOR OF        DIRECTOR OF
                                              AND PRINCIPAL OCCUPATION             THE COMPANY         THE BANK
           NAME               AGE            DURING THE PAST FIVE YEARS               SINCE              SINCE
           ----               ---            --------------------------            -----------        -----------

                             NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS EXPIRING IN 2005

     David J. Drury           53    Director of the Company and the Bank; Since        1994              1997
                                    July 1999, President of Poblocki & Sons,
                                    LLC, a privately held exterior and interior
                                    sign systems company, located in West Allis,
                                    Wisconsin; From 1994 to 1997, President,
                                    Stolper-Fabralloy Company LLC, a privately
                                    held manufacturer of turbomachinery
                                    components, located in Brookfield,
                                    Wisconsin; From 1989 to 2000, director of
                                    Jason, Inc., a publicly held manufacturer of
                                    automotive trim, finishing, power generation
                                    and industrial products, located in
                                    Milwaukee, Wisconsin; Director, Plexus
                                    Corporation, a publicly traded electronic
                                    products manufacturing and design company,
                                    located in Neenah, Wisconsin.

     Gerald A. Kiefer         55    Director of the Company and the Bank;              2001              1996
                                    Principal, the Kiefer Law Office, Kewaskum,
                                    Wisconsin, a general practice law firm,
                                    since 1991.

     Thomas R. Perz           57    President, Chief Executive Officer and             1992              1983
                                    Director of the Company; Chairman of the
                                    Board, President and Chief Executive
                                    Officer of the Bank.

                                                 POSITION WITH US                  DIRECTOR OF        DIRECTOR OF
                                             AND PRINCIPAL OCCUPATION              THE COMPANY         THE BANK
           NAME              AGE            DURING THE PAST FIVE YEARS                SINCE              SINCE
           ----              ---            --------------------------             -----------        -----------

                                INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

                                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

   Jeffrey A. Reigle          50    Director of the Company and the Bank;             1997               1997
                                    Since 1992, President and Chief Executive
                                    Officer of Regal Ware, Inc., a privately
                                    held manufacturer of utensils and
                                    electrical appliances, located in
                                    Kewaskum, Wisconsin.

   Edmund O. Templeton        58    Director of the Company and the Bank;             1992               1990
                                    Currently retired; From 1969 to 2001,
                                    President, Pilot Systems, Inc., a
                                    privately held company that sells,
                                    develops and services a variety of
                                    computer software programs for
                                    medium-sized manufacturing companies,
                                    located in Brookfield, Wisconsin.

                                      DIRECTORS WHOSE TERMS EXPIRE IN 2004

   Edward W. Mentzer          65    Director of the Company and the Bank;             1992               1982
                                    Currently Chairman Emeritus, and from 1995
                                    to 1997, Chairman of the Board of Plastic
                                    Engineered Components, Inc., a privately
                                    held plastic injection molded products
                                    manufacturer, located in Lincolnshire,
                                    Illinois (formerly located in Waukesha,
                                    Wisconsin); From 1989 to 1995, President and
                                    Chairman of the Board of Plastic Engineered
                                    Components, Inc.

   Julia H. Taylor            48    Director of the Company and the Bank;             1997               1996
                                    Since 1986, Executive Director and Chief
                                    Executive Officer of the YWCA of Greater
                                    Milwaukee.


         THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST IS REQUIRED FOR THE ELECTION OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES SOLICITED HEREBY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

                                    MATTER 2.
                     RATIFICATION OF APPOINTMENT OF AUDITORS


         Our independent auditors for fiscal 2001 were KPMG LLP. Our board of directors has reappointed KPMG LLP to perform the audit of our financial statements for fiscal 2002. We have been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with us other than the usual relationship that exists between independent certified public accountants and clients.

         Representatives of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from our shareholders.

FEES BILLED TO US BY KPMG LLP IN FISCAL 2001

         The following is a summary of the fees billed to us by KPMG LLP for certain audit and non-audit services during fiscal 2001.

         AUDIT FEES

         The aggregate fees billed by KPMG LLP for professional services rendered to us for the audit of our annual financial statements for fiscal 2001 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year were $124,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The aggregate fees billed by KPMG LLP for professional services rendered to us for the information technology services relating to financial information systems design and implementation for fiscal 2001 were $0.

         ALL OTHER FEES

         The aggregate fees billed by KPMG LLP for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for fiscal 2001 were $60,400.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AND VOTED AT THE ANNUAL MEETING IS REQUIRED FOR RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS. UNLESS MARKED TO THE CONTRARY, THE SHARES OF COMMON STOCK REPRESENTED BY THE SUBMITTED PROXIES WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Regular meetings of the board of directors are held six times per calendar year. During fiscal 2001, the board held six regular meetings and no special meetings. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the board held and the total number of committee meetings on which such director served during fiscal 2001.

         In fiscal 2001, our audit committee of the board of directors (which we refer to as the "Audit Committee") consisted of Messrs. David J. Drury, Jeffrey
A. Reigle, Edmund O. Templeton and Ms. Julia H. Taylor, who are neither officers nor employees (which we sometimes refer to as "outside directors"). The Audit Committee reviews the scope and timing of the audit of our financial statements by our independent auditors and reviews with our independent auditors our management policies and procedures with respect to auditing and accounting controls. The

Audit Committee also reviews and evaluates the independence of our auditors and approves services rendered by such auditors. The Audit Committee met four times during fiscal 2001. For a further discussion of the activities of the Audit Committee, see "Audit Committee Report."

         In fiscal 2001, our compensation committee of the board of directors (which we refer to as the "Compensation Committee") consisted of three outside directors, including Messrs. David J. Drury, Edward W. Mentzer and Edmund O. Templeton. During fiscal 2001, the Company did not pay separate compensation to its executive officers and did not have any salaried employees. However, pursuant to an agreement between the Company and the Bank, the Company reimburses the Bank for the services of the Bank's officers and employees for time devoted to Company affairs. In fiscal 2001, our Compensation Committee reviewed and ratified the compensation policies set by, and decisions made by, the board of directors of the Bank. The Compensation Committee met two times during fiscal 2001. For a further discussion of our compensation policies, see "Compensation Committee Report."

         Our entire board of directors acted as a nominating committee for the selection of the nominees for director to stand for election at the annual meeting. In October 2001, the board, acting as the nominating committee, considered nominations for directors. Our By-laws allow for shareholder nominations of the directors and require that such nominations be made pursuant to timely written notice to our Secretary. See "Shareholder Proposals for the 2003 Annual Meeting."

                             AUDIT COMMITTEE REPORT

         The Report of the Audit Committee will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference, and will not otherwise be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE COMPOSITION AND FUNCTION

         The members of the Audit Committee are appointed by the Chairman of the Board and are approved by our board of directors. During fiscal 2001, the Audit Committee was composed of four independent directors, Messrs. David J. Drury, Jeffrey A. Reigle, Edmund O. Templeton and Ms. Julia H. Taylor. Each of the current members of the Audit Committee is "independent" as defined by The Nasdaq Stock Market, Inc. ("Nasdaq") listing standards. These listing standards include qualitative and quantitative requirements regarding the independence and qualifications of Audit Committee members and the size of the Audit Committee.

         The Audit Committee acts pursuant to a written charter adopted and approved by our board of directors on October 19, 2001. The Audit Committee is responsible for assisting our board in its oversight responsibilities regarding our auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, our policies, procedures and practices at all levels related to the financial control and reporting process. The Audit Committee's primary duties and responsibilities are outlined in the charter, which is attached to this proxy statement as Appendix A.

         Our independent auditors, KPMG LLP, are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the area of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and KPMG LLP. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

AUDIT COMMITTEE ACTIONS IN FISCAL 2001

         In fiscal 2001, in connection with its oversight function, the Audit Committee met with KPMG LLP. Pursuant to Statement on Auditing Standards ("SAS") No. 90 (Audit Committee Communications), KPMG LLP discussed various matters relating to our financial results for fiscal 2001 and discussed matters required to be discussed by SAS No. 61 (Communication with Audit Committees). KPMG LLP also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), disclosing any relationships between KPMG LLP and us and stating that in its professional judgment KPMG LLP believes that it is "independent" with respect to us within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         The Audit Committee also has reviewed written confirmations from management with respect to internal audit services and services not related to the audit of our annual financial statements ("non-audit services") provided by KPMG LLP in fiscal 2001. The Audit Committee has considered whether the provision of such non-audit services by KPMG LLP to us is compatible with maintaining KPMG LLP's independence and has discussed with them their independence.

         Each year, the Audit Committee is responsible for providing our board of directors with a recommendation as to whether our annual financial statements should be included in our annual report on Form 10-K filed with the SEC. Based on the Audit Committee's discussions with our management and KPMG LLP concerning the fiscal 2001 audit, the financial statements and related review process and other matters deemed relevant and appropriate by the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee met on December 7, 2001 to issue this Audit Committee Report and recommended to the board that our fiscal 2001 financial statements be included in the 2001 annual report on Form 10-K filed with the SEC.


                                             DECEMBER 7, 2001

                                             AUDIT COMMITTEE

                                             DAVID J. DRURY
                                             JEFFREY A. REIGLE
                                             JULIA H. TAYLOR
                                             EDMUND O. TEMPLETON

                          COMPENSATION COMMITTEE REPORT

         The Report of the Compensation Committee will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference, and will not otherwise be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE, COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In fiscal 2001, the Compensation Committee consisted of outside directors, Messrs. David J. Drury, Edward W. Mentzer and Edmund O. Templeton, who are not former officers or employees of the Company or any of its subsidiaries. There are no interlocks, as defined under the rules and regulations of the SEC, between the Compensation Committee and corporate affiliates of members of the Compensation Committee.

         During fiscal 2001, the Company did not pay separate compensation to its executive officers and did not have any salaried employees. However, pursuant to an agreement between the Company and the Bank, the Company reimburses the Bank for the services of the Bank's officers and employees for time devoted to Company affairs. In fiscal 2001, the Compensation Committee reviewed and ratified the compensation policies set by, and decisions made by, the board of directors of the Bank. In November 2001, the Compensation Committee met to issue this Compensation Committee Report.

EXECUTIVE COMPENSATION POLICIES AND PLANS

         It is the policy of the Company to maintain an executive compensation program which will attract, motivate, retain and reward senior executives and provide appropriate incentives intended to generate long-term financial results which will benefit the Company and shareholders of the Company. The Company's executive compensation program incorporates a pay-for-performance policy that compensates executives for both corporate and individual performance. The executive compensation program is designed to achieve the following objectives:
(i) provide competitive compensation packages comparable to those offered by other peer group financial institutions; (ii) provide the Company and its subsidiaries with the ability to compete for and retain talented executives that are critical to the Company's long-term success; and (iii) provide incentives to achieve the Company's financial performance objectives and exceptional individual performance with the goal of enhancing shareholder value.

         The executive compensation package consists of three major components:
(i) cash compensation, including base salary and an annual incentive bonus; (ii) long-term incentive compensation in the form of stock options awarded under the Company's stock option plans, and (iii) executive benefits. As discussed further herein, annual incentive bonuses are paid pursuant to the terms of incentive compensation programs for the Bank (which we refer to as the "SFB-ICP") and the Company (which we refer to as the "STFR-ICP"). The corporate and bank performance targets for the SFB-ICP and STFR-ICP are reviewed and established annually by the board of directors of the Bank and the Company, respectively, and may vary from year to year, as may the parameters of such plans. For a further discussion of the executive benefits made available to officers of the Company during fiscal 2001, see "Compensation of Executive Officers and Directors-Benefits."

         The Compensation Committee and the Company's board of directors recognize that stock options are a performance-motivating incentive because they have no value unless the price of the common stock increases above the exercise price applicable to outstanding option grants. The Company has two stock option plans, the 1993 Option Plan and the 1997 Option Plan (collectively referred to as the "Option Plans"). Executive officers and directors of the Company and the Bank are eligible to receive both discretionary option grants (as determined by the Company's board and the Compensation Committee) and option grants subject to performance-based vesting. In fiscal 1997, the board of directors of the Company adopted the St. Francis Capital Corporation 1997 Stock Option Allocation Plan (which we refer to as the "Option Allocation Plan"), which outlines the guidelines for, and factors to be considered by, the Compensation Committee in granting options subject to performance-based vesting, and the guidelines for determining the vesting schedule applicable to any non-performance-based options granted each fiscal year. For a further discussion of the Option Allocation Plan, see "Compensation of Executive Officers and
Directors-Benefits-Stock Option Plans."

         The Compensation Committee recognizes that "compensation" (as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) in excess of $1,000,000 per year to an executive officer is not deductible by the Company unless such compensation is performance-based compensation approved by shareholders of the Company and, thus, is not "compensation" for purposes of complying with the limit on deductibility. The Compensation Committee has been advised that no executive officer of the Company received compensation in fiscal 2001 that will result in the loss of a corporate federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMPENSATION DECISIONS FOR FISCAL 2001

         In reviewing and approving compensation decisions for fiscal 2001, the Compensation Committee considered both individual and corporate performance. Base salary adjustments for fiscal 2001 for the five most highly compensated executive officers of the Company are reflected in the summary compensation table set forth in this proxy statement. The average increase in base salary for the four highest paid executive officers (other than Mr. Perz, the Company's President and CEO) was 4.9% in fiscal 2001.

         During fiscal 2001, executive officers of the Company participated in an incentive compensation program (the STFR-ICP) established and approved by the Compensation Committee. Incentive compensation earned under the STFR-ICP is established as a percentage of each officer's base salary and may exceed established percentages of base salaries if the Company surpasses specific corporate performance targets applicable to various executive officer groups and individual performance objectives are met or exceeded. Incentive compensation may be less than the established percentages if the Company does not achieve the corporate performance targets and/or individual performance objectives are not met. In addition, the STFR-ICP provides that the Committee has the discretion in administering the program to award discretionary incentive compensation based upon an assessment of the Company's overall financial performance or other corporate performance factors.

         For fiscal 2001, the STFR-ICP corporate performance targets for the executive groups were based upon the Company's net income. In fiscal 2001, the STFR-ICP provided for a target of 40% of base salary for the Company's President (Mr. Thomas R. Perz), and targets of 35%, 30%, or 25% of base salaries for other executive officers who participate in the STFR-ICP. Remuneration earned under the STFR-ICP and the Bank incentive compensation program (the SFB-ICP) for the fiscal year ended September 30, 2001 will be paid by the Bank in January 2002.

         The Compensation Committee determined that the Company did not achieve the net income target established under the STFR-ICP in fiscal 2001. As a result of the Committee's consideration of the corporate performance targets and individual performance in fiscal 2001, the Committee awarded executive officers participating in the STFR-ICP incentive compensation at levels less than the targeted amounts. The aggregate payout under the STFR-ICP for fiscal 2001 was $85,640. The average bonus earned under the STFR-ICP in fiscal 2001 by participants (other than Mr. Perz) was 24.2% of their base salaries.

         Executive officers of the Bank who do not participate in the STFR-ICP are eligible to participate in the SFB-ICP. Under this plan, incentive compensation earned also is established as a percentage of each officer's base salary and may exceed established percentages of base salaries if the Bank surpasses the target level of net and individual performance objectives are met or exceeded. Incentive compensation may be less than the established percentages if the Bank does not achieve the target net income level and individual performance objectives are not met. In addition, the SFB-ICP provides that the Committee has the discretion in administering the program to award discretionary incentive compensation based upon an assessment of the Bank's overall financial performance or other corporate performance factors. In fiscal 2001, the SFB-ICP provided for targets of 35%, 30%, 25% or 20% of base salaries for executive officers of the Bank.

         For fiscal 2001, the Compensation Committee determined that the Bank did not achieve the net income target established under the SFB-ICP. As a result of the Compensation Committee's consideration of corporate performance, all participants in the SFB-ICP were eligible to earn incentive compensation at levels below the targeted levels. Based on adjustments for individual performance in fiscal 2001, participants earned incentive compensation at levels below the targeted amounts. The aggregate payout under the SFB-ICP for fiscal 2001 was

$165,124. The average bonus earned under the SFB-ICP in fiscal 2001 by participants was 16.9% of their base salaries.

         In fiscal 2001, no performance-based options were granted to executive officers of the Company and its subsidiaries pursuant to the Option Allocation Plan. Options to purchase 10,000 shares of common stock (non-performance based) were granted to an executive officer of the Bank who was hired in fiscal 2001.

         In fiscal 2001, a portion of the performance-based options granted in fiscal 1997 and fiscal 1999 vested. Based upon the Company achieving 67.5% of its earnings per share target and 100% of the business line targets (average) in fiscal 2001, under the vesting formula established under the Option Allocation Plan, participants who received performance-based options in fiscal 1997 and fiscal 1999 vested at a rate of 67.5% of the maximum vestable amount of their initial option grant for fiscal 2001. In fiscal 1997, Messrs. Smith, Hazzard, Sorenson and Eckel were granted 50,000, 50,000, 50,000 and 30,000 performance-based options (split adjusted), respectively, under the Option Allocation Plan. Of the performance-based options awarded to each of these individuals, 11,133 vested in fiscal 2001 for each of Messrs. Smith, Hazzard and Sorenson, and 6,680 vested in fiscal 2001 for Mr. Eckel, based upon the formula under the Option Allocation Plan. As a result of the Company's performance in fiscal 2001, all of the performance-based options granted in 1997 have vested. In fiscal 1999, Messrs. Smith, Hazzard, Sorenson and Eckel were each granted 48,000 performance-based options (split adjusted) under the Option Allocation Plan. Of the performance-based options awarded to each of these individuals, 10,800 vested in fiscal 2001 for each of Messrs. Smith, Hazzard, Sorenson and Eckel, based upon the formula under the Option Allocation Plan.

PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION IN FISCAL 2001

         In establishing the compensation of Mr. Perz for fiscal 2001, the Compensation Committee specifically considered the Company's and the Bank's overall operating performance as compared to the operating results of other peer group thrift institutions. The Compensation Committee also considered the individual performance of Mr. Perz who serves as President and Chief Executive Officer of the Company and the Bank, and Chairman of the Board of directors of the Bank, including his performance and ability to develop, train and motivate a competent management team and to execute the directives of the board, as well as to manage the Bank and the Company in a profitable, safe and sound manner.

         Mr. Perz's base salary (excluding STFR-ICP and SFB-ICP remuneration) for fiscal 2001 was $420,000, a 5% increase over fiscal 2000. Based upon the Compensation Committee's assessment of corporate performance as well as Mr. Perz's individual performance pursuant to the STFR-ICP for fiscal 2001, Mr. Perz received incentive compensation equal to $134,400 for fiscal 2001, or 32.0% of his $420,000 base salary established at the beginning of fiscal 2001. Of the 100,000 performance-based options granted to Mr. Perz in fiscal 1997, 22,267 vested in fiscal 2001 based upon the formula under the Option Allocation Plan, which resulted in full vesting for 1997 options granted. Mr. Perz was also granted 100,000 performance-based options in fiscal 1999 and 74,548 performance-based options in fiscal 2000. Of the 174,548 performance-based options awarded in fiscal 1999 and fiscal 2000, 39,274 vested in fiscal 2001 based upon the formula under the Option Allocation Plan.

                                        NOVEMBER 14, 2001

                                        COMPENSATION COMMITTEE

                                        DAVID J. DRURY
                                        EDWARD W. MENTZER
                                        EDMUND O. TEMPLETON

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         During fiscal 2001, the Company did not pay separate compensation to its executive officers. Separate compensation will not be paid to the officers of the Company until such time as its officers devote significant time to separate management of Company affairs, which is not expected to occur until the Company becomes actively involved in additional significant business beyond the Bank. The following table summarizes the total compensation earned by the Bank's CEO and the next four highest paid executive officers of the Bank whose compensation (salary and bonus) exceeded $100,000 during fiscal 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                                       ANNUAL                NUMBER OF
                                                  COMPENSATION(1)              SHARES
                                             -------------------------       SUBJECT TO              ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY(2)        BONUS(3)       OPTIONS(4)           COMPENSATION(5)
---------------------------         ----     ---------        --------      ------------          ---------------

Thomas R. Perz.................     2001     $  420,000         134,400             --              $   59,065
   President and CEO of the         2000        400,000          20,000         74,598                 227,658
   Company and the Bank             1999        350,000         200,000        100,000                  49,938

Bradley J. Smith...............     2001        178,500          43,800             --                  25,497
   Executive Vice President-        2000        170,000          27,111             --                 103,267
   Retail Banking of the Bank       1999        160,000          60,000         48,000                  31,703

James C. Hazzard ..............     2001        140,000          26,500             --                  35,014
   Executive Vice President-        2000        140,000          13,650             --                 114,120
   Commercial Banking of            1999        136,500          55,000         48,000                  42,048
   the Bank

James S. Eckel.................     2001        135,850          28,530             --                  28,604
   Executive Vice President -       2000        123,850          21,672             --                 106,029
   Mortgage Lending of              1999        117,500          55,000         48,000                  32,098
   the Bank

Jon D. Sorenson................     2001        133,350          37,340             --                  29,696
   Executive Vice President,        2000        127,000          16,000             --                 108,772
   Chief Financial Officer and      1999        115,500          55,000         48,000                   6,647
   Treasurer of the Company
   and the Bank

----------

(Footnotes on following page)

(1) Perquisites and other personal benefits provided to the named executive officers by us did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated, and accordingly, are not included.

(2) Amounts shown include compensation earned and deferred at the election of the named executive officers during fiscal 2001, 2000 and 1999.

(3) Senior executive officers of the Company and the Bank receive remuneration under the STFR-ICP and the SFB-ICP, respectively. The amounts indicated for fiscal 2001, 2000 and 1999 represent incentive compensation earned by the named executive officers under the STFR-ICP and SFB-ICP for those fiscal years.

(4) The option awards indicated for fiscal 2000 and 1999 were granted to the named executive officers pursuant to Option Allocation Plan. None of the fiscal 2000 or 1999 awards indicated in the table vested in fiscal 2000 for any of the named individuals. The first permissible vesting date for the performance-based options granted in fiscal 1999 was September 30, 2001. The first permissible vesting date for the performance-based options granted in fiscal 2000 was October 1, 2001. Pursuant to the terms of the Company's Option Plans, the number of shares subject to outstanding option grants were adjusted in fiscal 1999 to reflect the Company's 2-for-1 stock split in April 1999. Accordingly, the number of shares subject to option grants indicated in the table for fiscal 1999 have been adjusted to reflect the April 1999 stock split. For further information regarding the Option Allocation Plan, see "Compensation Committee Report."

(5) Amounts shown in this column represent contributions by the Bank pursuant to the St. Francis Bank, F.S.B. Money Purchase Pension Plan (which we refer to as the "Pension Plan"), the St. Francis Bank, F.S.B. 401(k) Savings Plan (which we refer to as the "401(k) Plan"), the ESOP and long-term disability policies, the reportable economic benefit to the named individuals pursuant to the Executive Split Dollar Life Insurance Plan (which we refer to as the "Split Dollar Plan"), and committee fees during fiscal 2001, 2000 and 1999. The amounts shown for each individual for fiscal 2001 are derived from the following figures:
         (i) Mr. Perz: $1,349 - Pension Plan contribution; $6,375 - 401(k) Plan matching contribution; $28,839 - ESOP allocation; $1,956 - Split Dollar Plan benefit; $11,546 - long-term disability policy premium; $6,000 - loan committee fees; $1,000 - policy committee fees; $2,000 - Bank committee fees; (ii) Mr. Smith: $1,349 - Pension Plan contribution; $4,830 - 401(k) Plan matching contribution; $19,199 - ESOP allocation; $119 - Split Dollar Plan benefit; (iii) Mr. Hazzard: $1,349 - Pension Plan Contribution; $3,627 - 401(k) Plan matching contribution; $23,347
         - ESOP allocation; $510 - long-term disability policy premium; $181 - Split Dollar Plan benefit; $6,000 - loan committee fees; (iv) Mr.
         Eckel: $1,349 - Pension Plan contribution; $2,038 - 401(k) Plan matching contribution; $25,118 - ESOP allocation; $99 - Split Dollar Plan benefit; and (v) Mr. Sorenson: $1,349 - Pension Plan contribution; $3,480 - 401(k) Plan matching contribution; $24,771 - ESOP allocation; $96 - Split Dollar Plan benefit.

EMPLOYMENT AGREEMENTS

         In fiscal 2000, the Company and the Bank entered into three-year employment agreements with Mr. Perz to be effective commencing on January 1, 2000. In October 1996 and 1998, the Company and the Bank entered into three-year employment agreements with Messrs. Sorenson and Eckel, respectively, and Bank Wisconsin entered into a new three-year employment agreement with Mr. Hazzard that was assumed by the Bank in connection with the merger of the Bank and Bank Wisconsin in September 1997. On January 6, 1997, in connection with his retention as Executive Vice President of the Bank, the Company and the Bank entered into a three-year employment agreement with Mr. Smith. In fiscal 2000, the employment agreements with Messrs. Smith, Hazzard, Eckel and Sorenson were amended as described herein. The term of these employment agreements with Messrs. Perz, Smith, Hazzard, Eckel and Sorenson, which are described herein, may be restored to three years by action of the boards of directors annually, subject to the board's performance evaluation. In October 2000, the employment agreements with Messrs. Perz, Smith, Hazzard, Eckel and Sorenson were restored to three-year terms by board action. These employment agreements are intended to ensure that the Company and the Bank maintain a stable and competent management base.

         Under the employment agreements in effect for fiscal 2001, the base salaries for Messrs. Perz, Smith, Hazzard, Eckel and Sorenson were $420,000, $178,500, $140,000, $135,850 and $133,350, respectively. Base salaries may be increased by the board of directors of the Company or the Bank, as applicable, but may not be reduced except as part of a general pro rata reduction in compensation for all executive officers. The employment agreements provide that the Company may reimburse the Bank for any compensation paid to each of Messrs. Perz, Smith, Hazzard, Eckel and Sorenson pursuant to such agreements as jointly determined by the boards of the Company and the Bank to reflect appropriately the allocation of the executive's time between Company and the Bank affairs. In addition to base salary, the agreements provide for payments from other incentive compensation plans, and provide for other benefits, including participation in any group health, life, disability, or similar insurance program and in any pension, profit-sharing, employee stock ownership plan, deferred compensation, 401(k) or other retirement plan maintained by the Bank. The agreements also provide for participation in any stock-based incentive programs made available to executive officers of the Company and its subsidiaries. Commencing in fiscal 2000, the agreements with Mr. Perz and the amended agreements with the other executives provide for reimbursement of various expenses, including tax preparation and financial consulting fees, subject to reasonable documentation and other limitations as determined by the Company's board.

         The agreements with Messrs. Perz, Smith, Hazzard, Eckel and Sorenson may be terminated by the Company or the Bank upon death, disability, retirement, for cause at any time, or in certain events specified by the regulations of the OTS. If the Company or the Bank terminate the agreements due to death or retirement, for cause or pursuant to OTS regulations, the executives will be entitled to receive all compensation and benefits in which they were vested as of the termination date. If the agreements are terminated due to disability, the executives will be entitled to receive 100% of their base salary at the rate in effect at the time of termination for a period of one year and thereafter an amount equal to 75% of such base salary for any remaining portion of the employment term (offset by any payments received by executives under any employer disability plans or government social security or workers' compensation programs), together with other compensation and benefits in which they were vested as of the termination date. If the Company or the Bank terminate the agreements other than for the foregoing reasons, or the executives terminate the agreements in accordance with the terms stated therein, the executives are entitled to severance payments equal to one year's base salary (in the case of Messrs. Smith, Hazzard, Eckel and Sorenson) and two year's base salary (in the case of Mr. Perz) based upon the highest base salary within the three years preceding the date of termination. In addition, pursuant to the fiscal 2000 amendments and Mr. Perz's 2000 agreements, in such event the executives would receive bonus and incentive compensation in an amount equal to the average bonus payment paid to the executives in the three years preceding the date of termination (as opposed to the amount of bonus paid in the most recently completed calendar year) payable over a twelve or 24-month period, as applicable. In addition, the executives will be entitled to participate in all group insurance, life insurance, health and accident, disability and certain other employee benefit plans maintained by the employer, at no cost to the executives, for a period of one year (in the case of Messrs. Smith, Hazzard, Eckel and Sorenson) or two years (in the case of Mr. Perz), or such earlier time as the executives are employed on a full-time basis by another employer that provides substantially similar benefits. The employment agreements also contain covenant-not-to-compete provisions that prohibit the executives from competing with a "significant competitor" (as defined therein) of the Company or the Bank for a period of twelve months following termination.

         The employment agreements provide for severance payments if the executives' employment terminates following a change in control. Under the agreements, a "change in control" is generally defined to include any change in control required to be reported under the federal securities laws, as well as
(i) the acquisition by any person of 25% or more of the Company's outstanding voting securities, or (ii) a change in a majority of the directors of the Company during any two-year period without approval of at least two-thirds of the persons who were directors at the beginning of such period.

         Within 24 months of the effective date of any change in control, the executives may terminate the agreements in the event certain conditions contained therein are satisfied, and will be entitled to receive as severance three years' base salary (based upon the highest base salary within the three years preceding the date of termination) and three times the average amount of bonus and incentive compensation paid to the executives in the three years preceding the date of termination, payable over a three-year period. In addition, the executives will be entitled to all other benefits and compensation which would have been payable to them in the event of termination other than for death, disability, cause or pursuant to OTS regulations, as described herein. In addition, the executives are entitled to all qualified retirement and other benefits in which they were vested. Utilizing the bonus amounts for fiscal 2001 as reflected in the summary compensation table for purposes of the severance payment calculation, severance pay in the event of a change in control would amount to $1,614,400, $666,411, $515,150, $512,752, and $508,390 for Messrs.
Perz, Smith, Hazzard, Eckel and Sorenson, respectively.

         If the severance benefits payable following a change in control would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code, and the present value of such "parachute payments" equals or exceeds three times the executive's average annual compensation for the five calendar years preceding the year in which a change in control occurred, the severance benefits will be reduced to an amount equal to the present value of
2.99 times the average annual compensation paid to the executive during the five years immediately preceding such change in control. Mr. Perz's employment agreement with the Company provides that the Company will pay Mr. Perz the entire amount of any unpaid severance that is not paid to him as a result of the change in control restriction under his employment agreement with the Bank. In addition, under applicable law, a 20% excise tax would be triggered by change-in-control-related payments that equal or exceed three times Mr. Perz's annual compensation over the five years preceding the change in control. The agreement with the Company provides that to the extent payments related to a change in control are subject to the excise tax, the Company will provide Mr. Perz with an additional amount sufficient to enable Mr. Perz to retain the full value of the change in control benefits as if the excise tax had not applied.

BENEFITS

         SPLIT DOLLAR PLAN

         The Bank established the Split Dollar Plan, effective September 13, 1992, in which certain senior officers of the Bank participate. The life insurance benefit is equal to the executives' salary up to $250,000. The Bank pays the PS-58 cost of the insurance and the premium. Upon the executive's death or the policy maturity date, the Bank will receive all premiums paid on behalf of the executive and the executive will receive the remainder of the death benefit or the cash surrender value.

         In June 1997, Mr. Perz and the Bank entered into an agreement pursuant to which Mr. Perz is entitled to split dollar life insurance benefits in addition to those provided for under the Split Dollar Plan. The life insurance benefit is equal to $2,321,553. The Bank pays the PS-58 cost of the insurance and the premium. Upon the death of Mr. Perz or the policy maturity date, the Bank will receive the greater of $750,000 or the aggregate premiums paid on behalf of Mr. Perz and Mr. Perz will receive the remainder of the death benefit or the cash surrender value.

         401(k) PLAN, ESOP AND PENSION PLAN

         The Bank participates in the 401(k) Plan, covering all of its eligible employees. Employees are eligible to participate on the first of the month following completion of 30 days of employment and attaining age 21. The 401(k) Plan permits participants, subject to the limitations imposed by Section 401(k) of the Internal Revenue Code, to make voluntary tax deferred contributions in amounts between 2% and 10% of their annual compensation. For fiscal 2001, the Bank made a semi-monthly contribution to the 401(k) Plan in an amount equal to 50% of the first 4% (which percentage increased to 6% as of January 1, 2001) of compensation deferred by the participant for those participants currently employed. The 401(k) Plan's trustee is the Marshall & Ilsley Trust Company.

         In connection with the conversion of the Bank, the Bank established the ESOP for its eligible employees. Benefits generally become 20% vested after three years of credited service, with vesting increasing 20% per year thereafter to 100% vesting after seven years. Participants also become 100% vested on death, disability and attainment of age 65. Benefits may be payable, in either shares of common stock or cash, upon death, retirement, early retirement, disability or separation from service. The ESOP's trustee is Marshall & Ilsley Trust Company.

         The Bank maintains the Pension Plan, a tax-qualified, defined contribution plan covering all eligible employees. Employees are eligible to participate after completing a twelve-month period of 1,000 or more hours of employment and attaining age 21. Benefits generally become 20% vested after three years of credited service, with vesting increasing 20% per year thereafter to 100% vesting after seven years. Participants also become 100% vested on death, disability or attainment of age 65. The Pension Plan's trustee is the Marshall & Ilsley Trust Company.

         STOCK OPTION PLANS

         The Company has two stock option plans, the 1993 Option Plan and the 1997 Option Plan.

         In 1993, the Company's board of directors adopted the 1993 Option Plan. All employees of the Company and its subsidiaries are eligible to participate in the 1993 Option Plan. As of September 30, 2001, the Company and its subsidiaries had 532 eligible employees. The 1993 Option Plan authorizes the grant of (i) options to purchase shares of common stock intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code (which we refer to as "Incentive Stock Options"), (ii) options that do not so qualify (which we refer to as "Non-statutory Options"), and (iii) options that are exercisable only upon a change in control of the Bank or the Company (which we refer to as the "Limited Rights"). As of the date of this proxy statement, options to purchase 1,437,924 shares of common stock have been granted under the 1993 Option Plan and 20,000 shares of common stock (adjusted to include plan shares forfeited) were available for granting under the 1993 Option Plan.

         In November 1996, the Company's board of directors adopted the 1997 Option Plan in which all directors, officers and employees of the Company and its subsidiaries are eligible to participate. The 1997 Option Plan was approved by the Company's shareholders on January 22, 1997. As of September 30, 2001, the Company had 543 directors, officers and employees eligible to participate in the 1997 Option Plan. The 1997 Option Plan authorizes the grant of (i) Incentive Stock Options; and (ii) Non-statutory Options. As of the date of this proxy statement, options to purchase a total of 1,163,395 shares of common stock have been granted under the 1997 Option Plan and a total of 40,650 shares of common stock (adjusted to include plan shares forfeited) were available for granting.

         Pursuant to the terms of the option plans, the number of shares subject to outstanding option grants and the exercise price of such options, and the remaining plan share reserve under each of such plans was adjusted in fiscal 1999 to reflect the Company's 2-for-1 stock split in April 1999. Accordingly, the option tables that follow below reflect such adjustments.

         In fiscal 1997, the Company's board of directors adopted the Option Allocation Plan, which outlines the guidelines for, and factors to be considered by, the Compensation Committee in granting options subject to performance-based vesting. The Option Allocation Plan is designed to strengthen the link between executive compensation and long-term organization performance by providing guidelines for the granting of options to executive officers subject to performance-based vesting. Pursuant to the Option Allocation Plan, participants are granted options that are subject to vesting over a maximum of a six-year period based upon the Company's achievement of certain "business line" goals and "earnings per share" goals established by the boards of directors of the Bank and the Company, respectively, at the beginning of each fiscal year. The "business line" targets relate to the following areas: (i) one-to-four family lending (origination target); (ii) commercial lending (growth target); (iii) consumer lending (growth target); (iv) commercial real estate and multi-family lending (growth target); (v) deposits (growth target); and (vi) investment products sales. The option grants to eligible participants are intended to qualify as Incentive Stock Options under the Internal Revenue Code to the extent permitted by applicable law.

         At the end of each fiscal year, the Compensation Committee will compare the Company's performance for the fiscal year to the established goals under the Option Allocation Plan to determine the percentage of option shares that will vest in such year for each participant. Each year, during the option award term, a set maximum number of options granted (or if less, the remaining options granted) will be subject to accelerated vesting, depending upon the degree of the Company's success in achieving the annual performance targets budgeted for the fiscal year. No vesting will occur in a fiscal year if the Company's earnings per share or the "business line" targets (average) are less than 80% of the budgeted target. The Compensation Committee, may, in its discretion, accelerate the vesting of all or a portion of the options awarded to participants, on an individual or group basis, which do not vest due to failure to achieve budgeted targets for the "business line" and "earnings per share" targets in any particular year of the option award term. All option shares not vested by the last year of the option award term will become vested in such year, irrespective of the Company's performance.

         Under the Option Allocation Plan, a participant must be employed at the end of the fiscal year to be eligible for vesting of option grants. Termination of a participant's service for any reason (other than death, disability, change in control or retirement) (as defined in the 1997 Option Plan) will result in the forfeiture of all unvested options. For further information regarding option grants and decisions related thereto in fiscal 2001, see "Compensation Committee Report."

         No individual grants of stock options were made to any of the executive officers named in the summary compensation table during fiscal 2001.

         There were no exercises of options by any of the executive officers named in the summary compensation table during fiscal 2001. The following table sets forth certain information concerning the stock options owned by each of those executive officers during fiscal 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                        VALUE OF
                                                       NUMBER OF                        UNEXERCISED
                                                      UNEXERCISED                      IN-THE-MONEY
                                                        OPTIONS                         OPTIONS AT
                                                   AT FISCAL YEAR END                FISCAL YEAR END (1)
                                             ------------------------------    ------------------------------
NAME                                         EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----                                         ------------     -------------    ------------     -------------

Thomas R. Perz .........................          139,459          135,275     $    865,620     $    620,299

Bradley J. Smith .......................           64,134           53,866          395,049          227,801

James C. Hazzard .......................           72,136           42,864          514,511          164,489

James S. Eckel .........................           79,054           37,200          855,707           91,140

Jon D. Sorenson ........................           60,800           37,200          367,710           91,140

----------

(1) The value of unexercised in-the-money options is based upon the difference between the fair market value of the securities underlying the options ($21.325, which was the average of the bid and ask price of the common stock on September 30, 2001) and the exercise price of the options at September 30, 2001.

         Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding shares of common stock may be exercised only for a period of five years following the date of grant, and the exercise price at the time of grant must be equal to at least 110% of the fair market value of the common stock on the date of the grant. No option granted in connection with the 1993 Option Plan will be exercisable three months after the date on which the optionee ceases to perform services for the Bank or the Company, except that in the event of death, disability or retirement, options may be exercisable for up to one year thereafter or such longer period as determined by the Company with respect to the exercise of Non-statutory Options. If an optionee ceases to perform services for the Bank or the Company due to retirement, Incentive Stock Options exercised more than three months following the date the optionee ceases to perform services will be treated as Non-statutory Options. Options of employees terminated for cause will terminate on the date of termination. Termination for cause includes termination due to the intentional failure to perform stated duties, breach of fiduciary duty involving personal dishonesty resulting in a material loss to the Company, willful violations of law or the entry of a final cease and desist order which results in a material loss to the Company. Options will be immediately exercisable in the event of a change in control. "Change of control" is defined to include the acquisition of beneficial ownership of 20% or more of any class of equity security by a person or group of persons acting in concert, a tender offer or exchange offer, merger or other form of business combination, a sale of assets or a contested election of directors that results in a change in control of a majority of the board of directors.

EXECUTIVE OFFICER AND DIRECTOR DEFERRED COMPENSATION AGREEMENTS

         In September 1986, the Bank and Mr. Perz entered into a deferred compensation agreement in lieu of a $5,000 per annum increase in Mr. Perz' base salary, pursuant to which the Bank agreed to pay Mr. Perz $3,333 per month for the first year upon his retirement, death or disability, with such monthly payments to be increased 5% each year thereafter for the following 14 years. In fiscal 1999, the deferred compensation agreement was amended to provide that if Mr. Perz voluntarily terminates his employment with the Company for any reason other than disability prior to January 1, 2010 (his normal retirement date), he will be entitled to a lump-sum payment equal to the present value of the monthly payment stream to which he would have been entitled had he remained employed with the Company until January 1, 2010, utilizing a discount rate of 10%. If Mr. Perz's employment is terminated involuntarily by the Company (or any successor thereto), he will receive the full monthly benefits for the following 15 years. No benefits are payable if Mr. Perz's employment is terminated for cause. "Cause" is defined as (i) an intentional failure to perform his duties, (ii) willful misconduct, (iii) criminal conviction for any felony or any act involving dishonesty, breach of trust or violation of banking laws, (iv) breach of fiduciary duty involving personal profit, (v) willful violation of any law, rule or regulation (other than traffic violation or similar offenses), or (vi) personal dishonesty or material breach of the agreement. The deferred compensation agreement is a non-tax qualified, unfunded plan.

         In November 1987 and February 1988, Messrs. Mentzer and Perz each entered into deferred compensation agreements whereby they agreed to defer certain directors' fees paid to them by the Bank and the Company. These agreements were renewed in January 1993 and January 1994 for Messrs. Mentzer and Perz, respectively. The deferred compensation agreements are non-tax qualified, unfunded plans, which establish deferred benefit accounts for both Messrs. Perz and Mentzer. The deferred benefit accounts are credited annually on April 30 of each year with interest at a rate equal to one percentage point over the composite yield on Moody's Long Term Bond Index Rate in effect on the preceding April 30. Upon retirement, deferred compensation with accrued interest is to be paid to each director or his designated beneficiary over ten years in annual installment portions as designated in the deferred compensation agreements. In the event of Mr. Perz' death before retirement, his deferred compensation agreement provides that the Bank will pay his designated beneficiary an annual sum of $76,000 for a period of ten years. In the event of Mr. Mentzer's death before retirement, his deferred compensation agreement provides his designated beneficiary will receive the balance in his director's deferred benefit account over a period of ten years. In January 1999, Mr. Mentzer's agreement was amended to provide that he will receive $4,000 per month from his deferred compensation commencing in January 1999.

DIRECTORS' COMPENSATION

         BOARD FEES

         Compensation paid to the Company directors in fiscal 2001 included a monthly retainer of $1,125 plus a fee of $1,500 per regular meeting attended and $500 per Company board of directors committee meeting attended. The directors were not paid any additional compensation for attending the one special meeting of the board held in fiscal 2001.

         The Company directors who also were directors of the Bank received a fee of $1,000 per Bank board of directors meeting attended and $500 per board committee meeting attended. In fiscal 2001, all Company directors also served on the board of the Bank.

         OPTION GRANTS TO OUTSIDE DIRECTORS UNDER THE OPTION PLANS

         No options were granted to any directors during fiscal 2001.

                                PERFORMANCE GRAPH

         The following graph shows an annual comparison from September 1996 to September 2001 of our cumulative shareholder return on the common stock with (i) the cumulative total return on stocks included in the Nasdaq Stock Market Index (for United States companies) and (ii) the cumulative total return on stocks of Nasdaq listed companies included in the Standard Industrial Classification (SIC) codes 602 - 679 (which we refer to as the "Nasdaq Financial Index"), commencing on September 30, 1996 through September 30, 2001. The cumulative returns set forth in each graph assume the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable comparison period.


         COMPARISON OF ANNUAL CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ FINANCIAL INDEX(1)

                                     [GRAPH]

                                   09/30/96     09/30/97     09/30/98     09/30/99     09/30/00     09/30/01
                                   --------     --------     --------     --------     --------     --------
Company common stock .........     $ 100.00     $ 147.01     $ 143.84     $ 166.23     $ 128.74     $ 178.25
Nasdaq (U.S.) ................       100.00       137.27       139.44       227.82       302.47       123.64
Nasdaq Financial Index .......       100.00       157.61       145.42       158.07       167.71       184.76

----------

(1) Assumes $100.00 invested on September 30, 1996, and all dividends reinvested through September 30, 2001. The performance graph is based upon closing prices on the trading day specified.

               INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

         Current federal law requires that all loans or extensions of credit to officers and directors must be made only (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features, or (ii) pursuant to benefit or compensation programs which are widely available to employees of the Bank and which do not give such executive officers and directors preference over other Bank employees. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the board of directors.

         The policies of the Bank provide that all loans or extensions of credit to executive officers and directors are to be made in the ordinary course of business (i.e., on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features), or in accordance with the terms of nonpreferential benefit or compensation plans generally available to Bank employees. All loans were made by the Bank in the ordinary course of business or pursuant to nonpreferential benefit or compensation plans generally available to employees of the Bank. All loans or extensions of credit to executive officers and directors were current as of September 30, 2001.

         Mr. Jeffrey A. Reigle, a director of the Company and the Bank, is the President and Chief Executive Officer of Regal Ware, Inc. In fiscal 1998, the Bank participated in a credit facility originated at another financial institution for Regal Ware, Inc. During fiscal 1999, the credit facility was refinanced for a lower amount. The balance of the Bank's participation interest in the credit facility was paid on January 3, 2000. The terms of the credit facility were substantially the same, including interest rates and collateral, as those prevailing at the time for comparable transactions, and did not involve more than the normal risk of collectibility or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of the shares of common stock outstanding, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based upon review of the information provided to us, we believe that during the fiscal year ended September 30, 2001, officers, directors and greater than ten percent shareholders complied with all Section 16(a) filing requirements.

                SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 2003 PROXY MATERIALS

         To be considered for inclusion in the proxy statement relating to the annual meeting to be held in January 2003, your proposals must be received at our principal executive offices at 13400 Bishops Lane, Suite 350, Brookfield, Wisconsin 53005-6203, Attention: William R. Hotz, Secretary, no later than August 22, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the appointment form of proxy issued for such annual meeting of shareholders. We urge you to send any such proposals by certified mail and request a return receipt. Nothing in this section will be deemed to require us to include in our proxy statement and proxy relating to the 2003 annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

ADVANCE NOTICE REQUIREMENT FOR ANY PROPOSAL OR NOMINATION TO BE RAISED BY A SHAREHOLDER

         If your proposals are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, you may bring them before an annual meeting pursuant to Article VII of our Articles of Incorporation. For business to be properly brought before an annual meeting by you, you must have given timely notice thereof in writing to our Secretary. To be timely, your notice must be delivered to or mailed by first class United States mail, postage prepaid, to our principal executive offices not later than the close of business on the tenth day following the day on which notice of such annual meeting is first given to our shareholders. Your notice must set forth certain information in accordance with Article VII of our Articles of Incorporation. The advance notice must include your name and address, as they appear on our record of shareholders, the class and number of shares of our common stock beneficially owned by you, a brief description of the proposed business, the reason for considering such business at the annual meeting and any material interest in the proposed business. If you intend to submit nominations for elections to the board of directors, you also need to provide certain information regarding the nominees.

DISCRETIONARY VOTING OF 2003 PROXIES

         Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, and Article VII of our Articles of Incorporation, if a shareholder who intends to present a proposal at the 2003 annual meeting timely and properly notifies us of such proposal at least ten days after mailing of the 2003 proxy statement, as described above, management proxies may not use their discretionary voting power for such proposal unless we send to shareholders information on the matter to be presented at the meeting and how the management proxies intend to exercise their discretionary vote of such matter.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         Our board of directors knows of no business that will be presented for consideration at the 2002 annual meeting other than as stated in the notice of annual meeting of shareholders. If, however, other matters are properly brought before the annual meeting or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ WILLIAM R. HOTZ

Milwaukee, Wisconsin                    William R. Hotz
December 20, 2001                       Secretary and General Counsel


================================================================================
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE REQUEST THAT YOU SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. AS AN ALTERNATIVE TO USING THE ENCLOSED PAPER PROXY TO VOTE, YOU MAY VOTE BY TELEPHONE OR OVER THE INTERNET IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR A BANK THAT PARTICIPATES IN THE ADP INVESTOR COMMUNICATION SERVICES PROGRAM. PLEASE SEE "ELECTRONIC VOTING ALTERNATIVES" IN THE PROXY STATEMENT FOR ADDITIONAL DETAILS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY REVOKE ANY PROXY GIVEN PRIOR TO THE EXERCISE THEREOF.
================================================================================

                                   APPENDIX A

                   CHARTER OF ST. FRANCIS CAPITAL CORPORATION
                                 AUDIT COMMITTEE


I.       AUDIT COMMITTEE TITLE

         The title of the committee hereby chartered is the Audit Committee (the "Committee") of the Board of Directors of St. Francis Capital Corporation (the "Company").

II.      AUDIT COMMITTEE PURPOSE

         The Committee is appointed by the Chairman and approved by the Board of Directors (the "BOD") to assist the BOD in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

         o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

         o Provide an avenue of communication among the independent auditors, management, the internal auditing department and the BOD.

         o Encourage adherence to, and continuous improvement of, the Company's policies, procedures and practices at all levels.

         o Review areas of potential significant financial risk to the Company.

         o        Monitor compliance with legal and regulatory requirements.

         o        Report to the BOD.

         The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee is authorized to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

III.     AUDIT COMMITTEE COMPOSITION AND MEETINGS

         Committee members shall meet the requirements of the Nasdaq Exchange. The Committee shall be comprised of three or more directors as determined and appointed by the BOD, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with their ability to exercise independent judgment. All members of the Committee shall have the basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise.

         The Committee shall meet at least four times annually. Annually, the Committee will meet with management, the director of the internal auditing department, the independent auditors, and the full BOD to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee may ask members of management or others to attend quarterly meetings and provide pertinent information as necessary. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditor quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures. Significant findings will be reported to the BOD.

IV.      AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

         Review Procedures

         o Review and submit the charter to the BOD to approve at least annually. The charter shall be published at least every three years in accordance with SEC regulations.

         o Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principals, practices and judgements.

         o In consultation with the management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses including the status of previous recommendations.

         o Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings. At this time, discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The chair of the committee may represent the Committee for the purposes of this section.

         Independent Auditors

         o The independent auditors are ultimately accountable to the Committee and the BOD. The Committee shall receive from the independent auditors a formal written statement delineating all relationships between the auditors and the Company and ensuring the independence and performance of the auditors. Annually, the Committee will then recommend to the BOD the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         o Review and approve the independent auditors, engagement letter and audit plan to ensure that significant areas of concern that the Committee may have are covered and that the fee is reasonable.

         o Consider the independent auditors' judgements about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Internal Audit Department and Legal Compliance

         o Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department.

         o The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the BOD through the Committee.

         o Review the appointment and performance of the senior internal audit executive. Changes in the senior internal audit executive shall be subject to committee approval.

         o Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         o Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company.

         Other Audit Committee Responsibilities

         o Develop an annual plan responsive to the "responsibilities and duties" detailed herein with input from management and other key committee advisors. The annual agenda shall be reviewed and approved by the full BOD.

         o Minutes from quarterly meetings will be forwarded to the BOD after final approval.

         o Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         o Periodically review the Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

                        ST. FRANCIS CAPITAL CORPORATION
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 23, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and the proxy statement and, revoking any proxy heretofore given, hereby constitutes and appoints Mr. Thomas R. Perz or Ms. Julia H. Taylor, directors of St. Francis Capital Corporation, to represent and to vote, as designated below, all the shares of common stock of St. Francis Capital Corporation held of record by the undersigned on November 30, 2001, at the annual meeting that will be held on January 23, 2002, at 10:00 a.m., local time, at the Sheraton Milwaukee Brookfield Hotel, 375 South Moorland Road, Brookfield, Wisconsin 53005, and at any adjournments or postponements thereof.

     This proxy is revocable and will be voted as directed below, but if no instructions are specified, this proxy will be voted FOR each of the matters listed below. If any other business is presented at the annual meeting or any adjournments or postponements thereof, this proxy will be voted by the named proxies in their best judgment and discretion. At the present time, the board of directors of St. Francis Capital Corporation knows of no other business to be presented at the annual meeting.

Please mark your votes as in this example:  [X]


              o DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED o

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
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                         ST. FRANCIS CAPITAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS
                      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR MATTERS 1 AND 2.

1. ELECTION OF DIRECTORS:    1 - DAVID J. DRURY                              [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY
                             2 - GERALD A. KIEFER                                listed to the left       to vote for all nominees
                             3 - THOMAS R. PERZ                                  (except as specified     listed to the left.
                                                                                 below).

(Instructions: To withhold authority to vote for any indicated nominee,      [                                                    ]
write the number(s) of the nominee(s) in the box provided to the right).      ----------------------------------------------------

2. Ratification of the appointment of KPMG LLP as independent auditors of    [ ] FOR        [ ] AGAINST       [ ] ABSTAIN
   St. Francis Capital Corporation for the fiscal year ending
   September 30, 2002; and

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.


Check appropriate box                   Date                                                 NO. OF SHARES
Indicate changes below:                      ----------------------
Address Change?             [ ]   Name Change?   [ ]                                 [                                            ]
                                                                                      --------------------------------------------

                                                                                     SIGNATURE(S) IN BOX

                                                                                     IMPORTANT: Please sign exactly as it appears
                                                                                     hereon. When signing as an attorney,
                                                                                     administrator, agent, corporation, officer,
                                                                                     executor, trustee, guardian or similar
                                                                                     position, please add your full title to your
                                                                                     signature. If shares of common stock are held
                                                                                     jointly, each holder may sign but only one
                                                                                     signature is required.
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